CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into Signal Apparel Company, Inc.'s previously filed Registration Statements on Form S-3 (File No. 333-76671 and File No. 333-65851) and Form S-8 (File No. 333-83281).


/s/  Arthur Andersen LLP

ARTHUR ANDERSEN LLP
Chattanooga, Tennessee
March 27, 2000